Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Chardan North China Acquisition Corporation (the “Company”) on Form 10-QSB for the period ending May 31, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Li Zhang, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Li Zhang  Dated: May 15, 2006
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Li Zhang
Chief Executive Officer
(Principal Executive Officer)

GT\6487139.4
359907-2